TAYLOR DEVICES, INC.

90 Taylor Drive

North Tonawanda, New York 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York, on October 22, 1999, at 10:00 A.M. for the following purposes:

1. To elect a Class 1 director of the Company to serve a three year term expiring in 2002, or until the election and qualification of his successor.

2. To approve and adopt a new employee stock purchase plan, to be known as the 1999 Taylor Devices, Inc. Employee Stock Purchase Plan.

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on September 22, 1999 as the record date for determining which shareholder shall be entitled to notice of and to vote at the Annual Meeting. SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ Joseph P. Gastel

Joseph P. Gastel, Secretary

DATED: September 27, 1999

North Tonawanda, New York

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

TAYLOR DEVICES, INC.

_________________________

TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,

2401 NORTH FOREST ROAD, AMHERST, NEW YORK

OCTOBER 22, 1999

This Proxy Statement is furnished to Shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on October 22, 1999, at 10:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders commencing on or about September 27, 1999.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions. Any proxy given pursuant to this solicitation may be revoked by the Shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 22, 1999, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 22, 1999, the Company had outstanding and entitled to vote a total of 2,791,883 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address Amount and Nature of

of Beneficial Owner Beneficial Ownership Percent of Class

Tayco Developments, Inc. 697,567 25%

100 Taylor Drive

North Tonawanda, NY 14120

The Cameron Baird Foundation 337,900 12.1%

1350 One M&T Plaza

Buffalo, NY 14203

(1) In addition to shares that it owns in the Company, the Taylor family also owns shares in Developments. Including shares beneficially owned by Messrs. Douglas P. Taylor and Richard G. Hill in either the Company or Developments, the Taylor family owns or controls 83,278 shares or 3% of the Company's stock and 173,317 shares or 17.5% of Developments' stock. As to all such shares, Messrs. Taylor and Hill disclaim any beneficial interest. Information presented has been supplied by the Company as transfer agent.

(2) Information regarding The Cameron Baird Foundation has been taken from Amendment No. 10 to Schedule 13D filed August 10, 1998 with respect to Company stock by the following persons: Aries Hill

Corp., 48,500 shares (1.7%); Brent D. Baird, 33,000 shares (1.2%), including 10,000 shares held in Trubee, Collins & Co.'s pension plan for the benefit of Brent D. Baird; Bridget B. Baird, as Successor Trustee, 10,000 shares (.359%); Bridget B. Baird individually 10,000 (.359%); Bridget B. Baird as C/F Alexis B. Baird 5,000 (.179%); Bridget B. Baird as C/F Cameron B. Blevins 5,000 (.179%); The Cameron Baird Foundation, 337,900 shares (12.1%); Jane D. Baird, 61,500 shares (2.2%); Anne S. Baird, 5,000 shares (.179%); David M. Stark, as Successor Trustee, 3,000 shares (.107%); and Brian D. Baird as successor trustee 25,000 (.897%) total of filing persons, 543,900 shares (19.5%). According to the Schedule 13D filed August 12, 1998, these entities in the aggregate own 49,700 shares (5.019%) of the Common Stock of Developments. The persons filing such Schedule 13D, rather than the Company or Developments, are responsible for the accuracy and completeness of such information.

ELECTION OF DIRECTORS

Each year, those directors comprising one of the three Classes of the Board of Directors of the Company are each elected by the shareholders to serve a three year term. As the sole director in Class 1, Joseph P. Gastel's term of office will expire at the Annual Meeting. Mr. Gastel is Management's nominee to be elected to Class 1 to hold office until 2002 and the election and qualification of his successor. The persons named on the enclosed proxy will vote all shares present at the Annual Meeting for the election of the nominee, unless a shareholder, by his or her proxy, directs otherwise. In the event that Mr. Gastel is unable to serve as a director, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority. Management does not expect that the nominee will be unable to serve. The nominee has previously served as a director, and has been elected a director at prior annual meetings of shareholders.

Nominee and Directors

Certain information regarding Mr. Gastel, as well as those directors whose terms of office continue beyond the date of the 1999 Annual Meeting of Shareholders, including their beneficial ownership of the Company's common stock, is set forth below. Unless otherwise indicated, each person held the position indicated with either the Company or another organization for the past five years, and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which can be acquired pursuant to currently exercisable options, or options which become exercisable within 60 days of the date of this Proxy Statement.

Nominee for Class 1 Director

First

Name Age Principal Elected Number % of

Occupation Director of Shares Class

Term expiring in 2002

Joseph P. Gastel 74 Patent 1984 68,124 2.5%

(1) Attorney (4)

Class 2 Directors Continuing in Office

First

Name Age Principal Elected Number % of

Occupation Director of Shares Class

Term expiring in 2000

Donald B. Hofmar 69 President of 1991 35,233 1.3

Bel Mar, Inc. (4)

Richard G. Hill 49 Executive Vice 1991 59,096 2.1

(1) President of the (3)(4)

Company

Class 3 Directors Continuing in Office

First

Name Age Principal Elected Number % of

Occupation Director of Shares Class

Term expiring in 2001

Douglas P. Taylor 51 President, CEO 1976 65,568 2.3

(1) and Chairman of (2)(4)

the Board of the

Company

Randall L. Clark 56 Chairman of the 1996 17,000 .6

(5) Board of Dunn (4)

Tire Corporation

All directors and 250,429 9.0

executive officers (4)

as a group (6 persons)

(1) Messrs. Taylor and Hill are brothers-in-law, and both are directors of Tayco Realty Corporation ("Tayco Realty"). Mr. Taylor and Mr. Gastel are directors of Developments.

(2) Includes 2,307 shares held beneficially and of record by Sandra Taylor, wife of Douglas P. Taylor, and 7,042 shares held by her as custodian for their minor children. Also included are 38 shares held by Mr. Taylor as custodian for their minor children. As to all such shares, Mr. Taylor disclaims any beneficial ownership. These shares represent less than 1% of the Company's stock.

(3) Includes 656 shares held by Joyce Taylor Hill, wife of Mr. Hill and sister of Douglas P. Taylor, as custodian for their minor children. As to all such shares, Mr. Hill disclaims any beneficial ownership.

(4) Includes options granted to directors and officers and which have not been exercised, but which can be exercised within 60 days. These options were granted pursuant to the 1998 Taylor Devices, Inc. Stock Option Plan ("1998 Plan"), as well as the 1994 Taylor Devices, Inc. Stock Option Plan, and the 1982 Non-Statutory and Incentive Stock Option Plans. All Plans except the 1998 Plan have expired.

(5) Mr. Clark also serves on the board of directors of several other area corporations, including, Acme Electric Corporation, a reporting company (NYSE).

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 1999, the Board of Directors met five times with 100% of the directors in attendance.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Committee, comprised of Messrs. Taylor, Hill, and Gastel, met once in fiscal 1999 with all members in attendance.

The Audit Committee, comprised of the Company's three outside directors, Messrs. Clark, Gastel and Hofmar, reviews and implements the accounting and audit procedures utilized by the Company internally, and as recommended by the Company's certified public accountants. The Audit Committee also makes recommendations to the Board regarding selection of the Company's accountants for the forthcoming fiscal year. The Audit Committee met once in fiscal 1999, with all members in attendance.

The Compensation Committee, comprised of Messrs. Clark, Gastel and Hofmar, was formed to review the compensation of the Company's executive officers, and make recommendations in that regard to the Board, as a whole. The Compensation Committee met once in fiscal 1999.

The Stock Option Committee, comprised of Messrs. Clark, Gastel and Hofmar, administers the Company's Stock Option Plans, all of which have expired, except for the 1998 Plan. The Committee met once in fiscal 1999, with all members in attendance.

The Company does not have a standing nominating committee.

In fiscal 1999, fees to directors were increased by $250 per meeting, so that each member of the Board of Directors received a fee of $1,500 for each of the first two Board meetings attended, and $1,750 for each of the following three Board meetings. Fees are paid either in cash or, if requested by the director, credited toward future exercise of stock options. The Secretary of the meeting receives a fee of $2,250 per meeting for services in addition to his director fees as a director.

Pursuant to the formula set forth in the 1998 Plan, on April 18, 1999, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock. The closing price on April 19, 1999 (the next business day) was $2.0625, which was the mean between the high and low prices for a share of common stock as quoted by NASDAQ on that date. If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price. In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the Option is granted shall be determined by the Committee or by the Board. The mean between the high and the low prices of the stock on September 1, 1999 was $2.640625 per share.

All directors may be considered to be "control persons" as that term is defined in the Securities Act of 1933.

Current Directors and Officers

For information concerning Messrs. Taylor, Hill, Gastel, Hofmar and Clark, see "Nominee and Directors" above.

KENNETH G. BERNSTEIN (52), Treasurer of the Company and Controller of Developments, has been with the Company since 1992. From 1981 to July 1992, Mr. Bernstein was employed as a management accountant and internal auditor by British Petroleum.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company's review of Forms 4 and 5 and any written representations furnished by officers, directors and beneficial owners of 10% or more of the Company's stock during, or with respect to, the Company's most recent fiscal year, all reporting persons filed the required Forms on a timely basis, except that Donald B. Hofmar, a director of the Company, failed to timely file a Form 4 in connection with his December 31, 1998 purchase of 3,000 shares of the Company's stock. Mr. Hofmar made the purchase through Bel-Mar, Inc., a corporation wholly owned by him. A Form 5 reporting the event was filed with the Securities and Exchange Commission on July 2, 1999.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer, Executive Vice President and Treasurer. No other current executive officers earn more than $100,000 annually in salary and bonus.

SUMMARY COMPENSATION TABLE

LONG-TERM

ANNUAL COMPENSATION COMPENSATION AWARDS

(2) (3)

OTHER UNDERLYING ALL

NAME/PRINCI- FISCAL (1) ANNUAL OPTIONS OTHER

PAL POSITION YEAR SALARY($) BONUS($) COMP($) SARS# COMP($)

Douglas P. 1999 $ 149,024 $ 875 $ - 5,000 $36,079

Taylor 1998 $ 142,637 $ 816 $ - 5,000 $50,174

Chairman 1997 $ 130,173 $ 792 $ - 5,000 $24,501

President Chief

Executive Officer

Richard G. 1999 $ 116,509 $ 525 $ - 5,000 $28,123

Hill 1998 $ 112,429 $ 630 $ - 5,000 $26,130

Executive 1997 $ 101,169 $ 906 $ - 5,000 $23,436

Vice President

Kenneth G. 1999 $ 93,937 $ 175 $ - 1,000 $18,684

Bernstein 1998 $ 88,029 $ 144 $ - - $19,100

Treasurer 1997 $ 79,507 $ 120 $ - 1,000 $17,534

(1) Automotive vehicles owned by the Company are made available to the named President and Vice President and use of such vehicles is not limited to business purposes. The value of any personal economic benefit associated with such use cannot reasonably be determined by the Company.

(2) One of the named executive officers exercised options for fiscal 1999.

(3) Incentive options were granted pursuant to the terms of the 1998 Plan on April 19, 1999 at an option price of $2.0625, which is the mean between the high and low prices for a share of Common Stock as quoted by NASDAQ on that date.

(4) Other compensation, as paid and accrued to the above named executive officers, is as follows:

401K/ STOCK

DIRECTORS MGM'T AUTO STOCK OPTIONS

FEES FEES ALLOWANCE PUR.PLAN EXERCISED TOTAL

Douglas P. Taylor:

Fiscal 5/31/99 $ 9,350 $16,400 $ 1,800 $ 650 $ 7,879 $ 36,079

Fiscal 5/31/98 $ 6,750 $17,100 $ 1,800 $ 638 $23,886 $ 50,174

Fiscal 5/31/97 $ 5,950 $16,042 $ 1,800 $ 709 $ - $ 24,501

Richard G. Hill:

Fiscal 5/31/99 $ 9,350 $16,400 $ 1,800 $ 573 $ - $ 28,123

Fiscal 5/31/98 $ 6,750 $17,100 $ 1,800 $ 480 $ - $ 26,130

Fiscal 5/31/97 $ 5,950 $16,042 $ 1,800 $ 644 $ - $ 24,436

Kenneth G. Bernstein:

Fiscal 5/31/99 $ 1,300 $16,400 $ - $ 984 $ - $ 18,684

Fiscal 5/31/98 $ 950 $17,100 $ - $1,050 $ - $ 19,100

Fiscal 5/31/97 $ 850 $15,700 $ - $ 984 $ - $ 17,534

OPTION/SAR GRANTS

IN FISCAL YEAR 5/31/99

POTENTIAL REAL-

IZABLE VALUE AT

ASSUMED ANNUAL

RATES OF STOCK

PRICE APPRECIA-

TION FOR OPTION

INDIVIDUAL GRANTS TERM

NUMBER OF %OF

SECURITIES TOTAL GRANT

UNDERLYING OPTIONS DATE

OPTIONS GRANTED EXER/ EXPIR- PRESENT

GRANTED(#) EMPL'EES BASE ATION VALUE

NAME (1) IN F/Y PRICE DATE 5% 10% ($)(2)

Douglas P. 5,000 22.7% $2.0625 4/19/09 $6,486 $16,436 $7,300

Taylor,

Chairman,

President and CEO

Richard G. 5,000 22.7% $2.0625 4/19/09 $6,426 $16,436 $7,300

Hill, Vice

President

Kenneth G. 1,000 4.5% $3.1250 9/25/03 $ 863 $ 1,908 $1,630

Bernstein,

Treasurer

(1) Incentive options were granted to a non-director on September 25, 1998 pursuant to the 1994 Plan prior to its expiration in November 1998 and on April 19, 1999 pursuant to the 1998 Plan. The options are not exercisable until the date six months after the date of grant.

(2) The Black-Scholes option valuation model was used to estimate the grant date present value of each option at September 25, 1998 at $1.63 and April 19, 1999 at $1.46.

AGGREGATED OPTION/SAR EXERCISES

IN LAST FISCAL YEAR AND

YEAR-END OPTION/SAR VALUES

5/31/99

Number of (1)

Securities Value of

Underlying Unexercised

Unexercised In-the-Money

Shares Options At Options At

Acquired Fiscal Year Fiscal Year

On Value End Exercisable(E) End Exercisable(E)

Name Exercise(#) Realized Unexercisable(U) Unexercisable(U)

Douglas P. 7,000 $7,879 20,000 (E) $ - (E)

Taylor, 5,000 (U) $ 2,812 (U)

Chairman, President

CEO

Richard G. -0- -0- 20,000 (E) $ - (E)

Hill, 5,000 (U) $ 2,812 (U)

Executive Vice

President

Kenneth G. -0- -0- 1,000 (E) $ - (E)

Bernstein, - (U) $ - (U)

Treasurer

(1) Value is the difference between the market value of the Company's common stock on May 31, 1999 of $2.625, and the exercise price for the options.

APPROVAL OF 1999 TAYLOR DEVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Purpose of the Employee Plan

In order to promote loyalty and a sense of common purpose among its employees, as well as to encourage investment in the Company's $0.025 par value common stock, the Board of Directors of the Company recommends for approval by shareholders at the Annual Meeting the proposed 1999 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Employee Plan" or "Plan"). The Employee Plan is designed to provide eligible employees of the Company and its subsidiaries, if any, with the ability to make an equity investment in the Company by purchasing the shares of the Company's common stock subject to the Plan (the "Shares") on a convenient payroll deduction basis, and without payment of brokers' commissions or the necessity of establishing a brokers' account. In addition, the Company matches a percentage of a participating employee's contribution. Shares may be purchased out of the Company's authorized, but unissued common stock, or at the option of the Company, out of its treasury shares. A copy of the Employee Plan in its entirety is annexed to this Proxy Statement as Exhibit "A".

In 1994, the Company's shareholders approved a substantially similar plan allowing for 100,000 shares of the Company's common stock to be sold to eligible employees. There are 4,057 shares available for issuance to employees under this Plan.

Description of Employee Plan

All employees of the Company over 18 years of age are eligible to participate in the Employee Plan, except employees who have been employed for less than 6 months or whose customary employment is less than 1,600 hours in any 12 month period.

An eligible employee who chooses to participate (a "Participant") may elect to contribute a percentage of his or her gross compensation from the Company, ranging from 1% to 10%, but no less than $10 per month. The Company will match the Participants' contributions at a percentage rate determined by the length of time that the employee has continuously been a Participant. The Company matches 30% of the contributions made by Participants who will participate, or have continuously participated in the Employee Plan (or a substantially similar predecessor or successor plan) for a period of less than four (4) years; 40% for Participants who will or have continuously participated for four (4) to seven (7) years; and 50% for Participants who will or have continuously participated for more than seven (7) years.

At the end of each calendar quarter, the Company's and the Participants contributions are applied to the purchase of full Shares. The purchase price for the Shares is the mean between the closing bid and asked prices of the Company's common stock on the last day of the calendar quarter, which may not represent an actual transaction on that day.

Participants may change their rate of contributions within 1% to 10% limits at any time, but the change becomes effective with the first payroll period in the month following receipt of the form authorizing the change. Upon written notice to the Company, a Participant may discontinue participation in the Employee Plan for a period of up to 14 months, after which time deductions will be automatically resumed. Only one discontinuance is permitted in any 20 month period. During the period when a Participant's contributions are suspended, Company contributions are also suspended. The suspension in participation is, however, not deemed to be a break in continuous participation for the purpose of determining the level of the Company's contributions. Similarly, Participants who are laid off from their employment with the company are not deemed to have incurred a break in continuous participation during the layoff period, provided they do not withdraw from participation in the Employee Plan.

At the end of each calendar quarter, or upon withdrawal from the Employee Plan, stock certificates representing the Shares acquired pursuant to the Employee Plan will be delivered to the Participants. At the end of each calendar quarter, when stock certificates are delivered, each Participant will receive an itemized statement of account showing the number of Shares purchased for him or her during such quarter and the price paid per share.

All stock is held in the name of the Company until delivered to the Participant at the end of each calendar quarter. A Participant has rights as a shareholder, including rights to dividends or voting, notwithstanding the Company as the custodian for the Shares. Participants receive direct payment of any cash dividends which may be declared on the stock held in their accounts. Rights and warrants, if any, issued by the Company are distributed to Participants. Rights and warrants, if any, for fractional Shares are sold and the cash proceeds paid to Participants. Shares distributed pursuant to stock splits, if any, are also credited to the Participant's account and distributed at the end of the calender quarter.

A Participant may withdraw from the Employee Plan at any time. Upon withdrawal, the Participant will receive all Shares purchased for his or her account. The withdrawing Participant will also receive all cash contributed by the Participant personally, or for his or her account by the Company, which was not used to purchase Shares. Once a Participant withdraws, he or she is not permitted to participate again for a period of 12 months. For the purpose of calculating the percentage of matching Company contributions, upon re-enrollment, a Participant will have a break in service and only receive the minimum Company contribution. Death, termination of employment, or retirement at age 62 or older, also constitutes a withdrawal from the Employee Plan.

A Participant's right to purchase Shares under the Employee Plan may not be sold, pledged, assigned, or transferred in any manner.

Proportional adjustments to the number of Shares subject to the Employee Plan will be made if there is a change in the capital structure of the Company. The Company reserves the right to withdraw, suspend, modify, or terminate the Employee Plan at any time.

Resales of Employee Plan Stock

The Shares distributed under the Employee Plan will be freely transferable under the Federal Securities Act of 1933 (the "Securities Act"), except for Shares issued to any person who may be deemed to be an "affiliate" of the Company for the purposes of Rule 144 under the Securities Act, as of the date of transfer by such person. Persons who may be affiliates of the Company generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the members of the Board of Directors, the executive officers, and principal shareholders of the Company, Developments and Tayco Realty. Affiliates may not sell Shares of Company's common stock, except pursuant to an effective registration statement under the Securities Act covering such sale, or in compliance with Rule 144, or under another applicable exemption from the registration requirements of the Securities Act.

Tax Treatment

The Employee Plan is not qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The Company's matching contributions made to the account of Participants will be considered income to the Participant in the year that contributions are credited to his or her account, regardless of the fact that cash to pay the tax has not been received. Moreover, contributions made by the Company will be subject to Federal and State withholding taxes, including Social Security. Matching contributions made by the Company will be deductible to the company in the year that contributions are credited to a Participant's account.

If a Participant holds Shares acquired under the Employee Plan for more than one year, any gain or loss upon the sale will be subject to tax as long term capital gain or loss. If the Shares are held for one year of less, any gain or loss on sale of the Shares will generally be considered short-term capital gain or loss. Other special rules may apply to Shares held for more than five years (beginning after the year 2000).

Recent Stock Price

On September 1, 1999, the closing bid and asked prices of the Shares, as quoted on NASDAQ SmallCap Issues were $2.5625 and $2.71825, respectively.

Plan Benefits

Because the Company's matching contribution depends upon the percentage of gross compensation which each Participant elects to contribute, the Company's matching contributions for the fiscal year ending May 31, 2000 are not presently determinable. On September 1, 1999, the Company had 32 employees participating in the 1994 Plan, only one of whom is an Executive Officer of the Company.

For purposes of comparison, the following lists the matching contributions for the 1994 Plan during the fiscal year ended May 31, 1999, to Mr. Taylor, all Executive Officers as a group, and to non-executive officers and other employees as a group:

Name and Position Dollar Value ($) Number of Shares

Douglas P. Taylor, $ -0 - 0

Chairman, President and

Chief Executive Officer

Executive Officer $ 1,457 763

Non-Executive Officers and

Other Employees as a Group $95,949 39,986

Resolution

The following Resolution will be presented to shareholders at the Annual Meeting, requesting their vote of approval for the Employee Plan:

RESOLVED, that the 1999 Taylor Devices, Inc. Employee Stock Purchase Plan attached as Exhibit "A" to the Company's Proxy Statement, dated September 27, 1999, and furnished to the Shareholders in connection with the Annual Meeting of the Shareholder of the Company held on October 22, 1999, be and hereby is, approved and adopted.

The Employee Plan will become effective, if at all, on the date of its approval by shareholders. Approval requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders by those entitled to vote on this proposal.

The Board of Directors recommends a vote "FOR" Item 2 appearing on the enclosed form of proxy. Unless otherwise instructed, the persons named on the proxy will cast their vote "FOR" this proposal.

Indemnification Insurance for Directors and Officers

On July 24, 1999, the Company renewed a director and officer indemnification insurance policy written by Royal Indemnity. The renewal was for a one-year period at an annual premium of $17,870. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities. No payments or claims for indemnification or expenses have been made under any directors and officers insurance policies purchased by the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company leases a portion of the property where it does business from its affiliate, Tayco Realty, pursuant to the terms of a lease which will expire on October 31, 2005. Rental payments by the Company for fiscal 1999 totaled $159,600. The total rent paid by the Company is determined by a base rate of $10.64 per square foot, and is subject to adjustment for increases in taxes, maintenance costs and for utilization of additional space by the Company. The Company also pays for certain expenses incurred for the operation of the facilities. Developments owns approximately 42% of Tayco Realty, with 58% owned by the Company.

Under the License Agreement ("License Agreement"), dated November 1, 1959, Developments granted the Company certain preferential rights to market in the United States and Canada all existing and future inventions and patents owned by Developments. The term of the License Agreement is the life of the last-to-expire patent on which the Company is paying royalties, which is April 6, 2017.

The Company pays a 5% royalty to Developments on sales of items sold and shipped. The License Agreement also provides for Developments to pay the Company 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, and apparatus and equipment subject to the License Agreement, but modified by the Company, the rights to such modification having been assigned to Developments. No royalties were received in fiscal 1999.

Developments and Tayco Tech (now the Company) entered into a patent license ("Patent License") in 1987, amended in 1994, granting the Company the right to manufacture and sell, in the United States and Canada, products relating to plastic, composite cylindrical products, such as Liquid Springs, Spring Shoks and Actuators, Accumulators and Pneumatic Shocks, which are covered by certain of Developments' patents. The term of the Patent License is the life of the last-to-expire patent, which is 2017. Developments earns royalties a rate of 5% of sales price. Royalties, if any, are paid quarterly. No royalties were received in fiscal 1999. During fiscal 1999, however, the Company accrued royalties to Developments under the License Agreement and the Patent License of $167,078. Payments are current.

The Company, Developments, and Tayco Realty share common management and a close business relationship. Particularly as it relates to the Company and Developments, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding various aspects of business, including development and licensing of future inventions and patents. In that case, Developments would be permitted to license future patents and inventions to licensees other than the Company, which may render the Company's present License Agreement only minimally beneficial.

All transactions described above are on as favorable a basis to the Company, as if entered into with an unaffiliated party.

INDEPENDENT AUDITORS

In April, 1998, upon the recommendation of the Audit Committee, the Board of Directors changed the Company's certified public accountants from J.D. Elliott & Co. to Lumsden & McCormick, LLP for reasons of economy. There were no disagreements with the previous auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or any reportable event.

A representative of Lumsden & McCormick, LLP, the Company's auditors for fiscal 1999, and the accounting firm recommended by the Audit Committee to serve as the Company's certified public accountants for fiscal 2000, will attend the Annual Meeting of Shareholders. A representative will be available to respond to questions raised orally, and will be given an opportunity to make a statement, if desired.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented to the year 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 2000, for inclusion in the Proxy Statement and form of proxy. Shareholders wishing to propose a matter for consideration at the 2000 annual meeting of shareholders must follow certain specified advance notice procedures set forth in the Company's By-Laws, a copy of which is available upon written request to: Joseph P. Gastel, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748.

The By-Laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 1999 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting

Under the BCL and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Directors standing for election must be elected by a majority of votes cast at the Annual Meeting and elected to their class terms. The 1999 Employee Stock Purchase Plan, and "Other business" if properly brought before the meeting, must be adopted by a majority of affirmative votes cast at the meeting.

For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. In no event will an abstention be counted as a vote cast. No broker non-votes will be counted for any item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $3,000, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order Of The Board Of Directors

/s/ Joseph P. Gastel

Joseph P. Gastel, Secretary

DATED: September 27, 1999

North Tonawanda, New York

TAYLOR DEVICES, INC.

PROXY SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 22, 1999, AT 10:00 A.M.

UNIVERSITY INN & CONFERENCE CENTER

2401 NORTH FOREST ROAD, AMHERST, NEW YORK

The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 10:00 A.M. on October 22, 1999, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:

1. ELECTION OF DIRECTOR

THE DIRECTOR TO BE ELECTED TO CLASS 1, A THREE YEAR TERM:

Joseph P. Gastel

[ ] FOR Nominee

[ ] Withhold Authority for Nominee

2. ADOPTION OF 1999 TAYLOR DEVICES, INC. EMPLOYEE STOCK PURCHASE PLAN:

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominee described in Item 1; FOR the 1999 Employee Stock Purchase Plan described in Item 2; and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting of any adjournment or postponements thereof.

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[ ] Please check this box if you plan to attend the Annual Meeting.

DATED: ________________, 1999

________________________________________

________________________________________

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EXHIBIT A

1999 Taylor Devices, Inc.

Employee Stock Purchase Plan

Section 1.

ESTABLISHMENT OF PLAN

1.1 The Board of Directors of Taylor Devices, Inc. (the "Company"), in order to promote loyalty and a sense of common purpose among its employees, as well as to encourage employee investment in its $0.025 par value common stock (the "Shares"), hereby establishes the 1999 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Plan"). The Plan is designed to provide eligible employees of the Company and its subsidiaries, if any, with an option to invest in the Shares on a convenient payment basis, with assistance from the Company, and without payment of brokers' commissions or the necessity of establishing a brokers' account.

1.2 The Company shall use, for purposes of the Plan, authorized but unissued shares, or treasury stock, as determined from time to time by the company's Board of Directors. A maximum of 135,000 Shares will be available for application of the Plan, subject to adjustment in accordance with Section 13.

Section 2.

ELIGIBILITY

2.1 Except as hereinafter provided, all employees of the Company and its subsidiaries over the age of 18 years who have been employees of the Company or its subsidiaries for 6 months or more may participate in the Plan (the "Eligible Employees").

2.2 A person shall not be an Eligible Employee whose customary employment is less than 1,600 hours in any 12-month period.

Section 3.

APPLICATION

Each Eligible Employee shall be permitted to purchase Shares on the terms and conditions set forth in the Plan. Applications of Eligible Employees to purchase Shares may only be made in writing on forms provided by the Company.

Section 4.

PURCHASE PRICE

The purchase price per share will be the mean between the closing bid and asked prices of the Company's common stock on the last day of each calendar quarter. The Shares are traded over the counter and are reported by the National Association of Securities Dealers Automated Quotation System for NASDAQ SmallCap Issues. The market price of Shares represents estimated prices between dealers without retail mark up, mark down or commission. Prices will not necessarily represent actual transactions on the last trading day of the quarter because trades in the share are sporadic.

Section 5.

REGISTRATION OF CERTIFICATES

Certificates may be registered only in the name of the Eligible Employee.

Section 6.

METHOD OF PAYMENT AND PURCHASE

6.1 Payment for Shares is to be made through payroll deductions authorized in the Eligible Employee's application to the Plan. An Eligible Employee may elect to contribute a percentage of his or her gross compensation, ranging from 1% to 10%, but not less than $10.00 per month.

6.2 The Company will contribute to an Eligible Employee's account based on a percentage of an Eligible Employee's contribution. The percentage rate will be determined by the length of time that an Eligible Employee has been a continuous participant in the Plan. The Company will match 30% of contributions of Eligible Employees who have continuously participated in the Plan (or substantially similar predecessor or successor plans) for a period of less than 4 years; 40% for Eligible Employees who have continuously participated in the Plan for four (4) years to seven (7) years; and 50% for Eligible Employees who have continuously participated in the Plan for more than seven (7) years.

6.3 At the end of each calendar quarter, the Company's and an Eligible Employee's contribution will be applied to the purchase of full Shares at the price determined under Section 4. Fractional Shares will not be purchased. Amounts remaining in the Eligible Employee's account after Shares are purchased will be carried forward for the purchase of Shares in succeeding quarters.

Section 7.

STOCK OWNERSHIP

Eligible Employees will have rights as shareholders, including voting rights, notwithstanding that the Company is the custodian for their Shares. Eligible Employees will receive direct payment of any cash dividends which may be declared on the Shares held in their account. Rights and warrants, if any, issued by the Company will be distributed to Eligible Employees. Rights and warrants, if any, for fractional Shares will be sold and the cash proceeds paid to the Eligible Employees. Shares acquired pursuant to stock splits, if any, will also be credited to the Eligible Employees' account and distributed at the end of the calendar quarter.

Section 8.

DELIVERY OF STOCK

At the end of each calendar quarter, or upon withdrawal from the Plan by an Eligible Employee, the Company will authorize the issuance of Certificates representing Shares acquired by an Eligible Employee. Issuance of Shares shall not be required before the company has had reasonable time following full payment for the shares to complete requirements of any securities law or regulations of a national security exchange or association (if any).

Section 9.

RIGHTS TO PURCHASE SHARES NON-TRANSFERABLE

An Eligible Employee's rights under the Plan may not be sold, pledged, assigned or transferred in any manner. If this provision is violated, the Eligible Employee's election to purchase Shares shall terminate and he or she shall be considered as withdrawing from the Plan as provided for in Section 11.2.

Section 10.

CHANGES TO CONTRIBUTIONS

An Eligible Employee may change his or her rate of contribution to the Plan within the limits specified in Section 6.1. Any change in contributions will become effective with the first payroll period in the month following receipt of the written authorization for the change.

Section 11.

DISCONTINUANCE AND WITHDRAWAL FROM THE PLAN

11.1 An Eligible Employee may discontinue participation in the Plan for a period of up to 14 months, after which deductions will be automatically resumed. Only one discontinuance is permitted in any 20-month period. During the period in which a participants contributions are suspended, Company contributions will also be suspended. The suspension in participation shall not be deemed to be a break in continuous participation for purposes of determining the level of the Company's contributions.

11.2 An Eligible Employee who is laid off from employment in the Company will be considered discontinued from participation in the Plan. A discontinuance caused by a lay off is not deemed to be a break in continuous participation for the purposes of determining the level of the Company's contribution.

11.3 An Eligible Employee may withdraw from the Plan at any time. Upon withdrawal, the Company will authorize the issuance of stock certificates representing Shares purchased for the Eligible Employee preceding the request for withdrawal. The withdrawing Eligible Employee will also receive all cash contributed by him or for his account by the Company, if any, which has not been used to purchase Shares. Once an Eligible Employee withdraws, he or she will not be permitted to participate again in the Plan for a period of 12 months. Upon re-entering the Plan, the withdrawal will be considered a break in service and the Eligible Employee will receive only the minimum employee contribution. Death, termination of employment or retirement at age 62 or older will also continue a withdrawal from the Plan.

Section 12.

REPORTS

At the end of each calendar quarter, each Eligible Employee will receive an itemized statement of account showing the number of Shares purchased for him or her during such quarter, and the price paid per Share.

Section 13.

CHANGES IN SHARES OF CAPITAL STOCK

If there is a stock dividend, share distribution, subdivision or a contribution of the outstanding Shares, the number of Shares as reserved for the Plan will be deemed to be proportionately increased or decreased. In the event of a reclassification or other change in the outstanding Shares, such action shall be taken as in the opinion of the Board of Directors of the Company will be appropriate under the circumstances.

Section 14.

COMPANY RIGHTS

14.1 The Company reserves the right to withdraw, suspend, modify or terminate the Plan at any time. In the event of Plan termination, Eligible Employees shall have the rights available to withdrawing under Section 11.3.

14.2 The Company reserves the right to determine conclusively for all parties any questions which may arise with respect to the interpretation or application of the provisions of the Plan. The Company may prescribe administrative rules hereunder and may, from time to time, waive the requirements of the Plan or supply omissions thereunder to meet special circumstances not anticipated or covered in the Plan.

Dated: As of October 22, 1999